Exhibit 99.1

Eyenovia Announces Co-Branded Validator with Kinetiq

Kinetiq x Hyperion provides a premier liquid staking solution for institutional HYPE holders

LAGUNA HILLS, CA, June 25, 2025 – Eyenovia, Inc. (NASDAQ: EYEN) (“Eyenovia” or the “Company”), a pioneer in ophthalmic technologies and the first publicly-listed U.S. company to build a strategic treasury of HYPE, the native token of the Hyperliquid protocol, today announced a co-branded Hyperliquid validator with Kinetiq, a leading liquid staking protocol built natively for the Hyperliquid ecosystem.

The validator marks a significant step in Eyenovia’s onchain engagement strategy, utilizing its recent acquisition of 1,040,584.5 HYPE to contribute directly to network stability and security. Validator operations are further supported by infrastructure provided by Pier Two, an institutional staking services provider known for its high-performance hybrid cloud and bare metal infrastructure complete with both SOC 2 Type I and Type II certifications.

“Our collaboration with Kinetiq and Pier Two marks a strategic step in realizing a shared vision for secure, composable, and deeply integrated liquid staking on Hyperliquid,” said Hyunsu Jung, Chief Investment Officer of Eyenovia.

“With Pier Two’s operational expertise and Eyenovia’s landmark treasury acquisition of HYPE, the ‘Kinetiq x Hyperion’ mainnet validator reflects a union of infrastructure, institutional capital, and protocol engineering on what we believe is the future house of all global finance: Hyperliquid,” added Justin Greenberg, Co-Founder and Chief Technology Officer of Kinetiq.

This validator initiative reflects the first example of Eyenovia’s strategy to engage actively with ecosystem projects, creating the potential for investors to benefit not only from the underlying asset’s performance, but also from value generated through strategic participation, partnerships, and network growth initiatives. This dual approach positions Eyenovia as a unique bridge between public markets and the onchain economy found on Hyperliquid.

About the Hyperliquid Platform and the HYPE Token

Hyperliquid is a layer one blockchain (L1) optimized from the ground up for high frequency, transparent trading. The blockchain includes fully onchain perpetual futures and spot order books, with every order, cancel, trade, and liquidation occurring within 70 millisecond block times. It also hosts the HyperEVM, a general-purpose smart contract platform that, like Ethereum, supports permissionless decentralized financial applications.

HYPE is the native token of Hyperliquid. Staked HYPE in particular provides utility for users via reduced trading fees and increased referral bonuses. Circulating HYPE is autonomously purchased and sequestered by the blockchain itself with the trading fees generated on the network’s order books. As of June 2025, more than 25 million HYPE has been sequestered by this mechanism, and the token has become the 12th-largest cryptocurrency by market capitalization.

About Eyenovia, Inc.

Eyenovia, Inc. is a pioneering digital ophthalmic technology company and the first U.S. publicly listed company building a long-term strategic treasury of Hyperliquid’s native token, HYPE. With this dual focus, Eyenovia continues to revolutionize topical eye treatment while providing its shareholders with simplified access to the Hyperliquid ecosystem, one of the fastest growing, highest revenue-generating blockchains in the world. Shareholders benefit from a gradually compounding exposure to HYPE, both from its native staking yield and additional revenues generated from its unique on-chain utility.

Eyenovia is also developing its proprietary Optejet User Filled Device (UFD) that is designed to work with a variety of topical ophthalmic liquids, including artificial tears and lens rewetting products. The Optejet is especially useful in chronic front-of-the-eye diseases due to its ease of use, enhanced safety and tolerability, and potential for superior compliance versus standard eye drops. Together, these benefits may result in higher treatment compliance and better outcomes for patients and providers.

For more information, please visit Eyenovia.com.

Forward Looking Statements

Except for historical information, all the statements, expectations and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements, our future activities or other future events or conditions, including the estimated market opportunities for our platform technology, the viability of, and risks associated with, our cryptocurrency treasury strategy, the clinical trials that may be necessary in connection with the clearance of the Optejet UFD, and the timing for sales growth of our approved products. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the U.S. Securities and Exchange Commission.

In addition, such statements could be affected by risks and uncertainties related to, among other things: risks of our clinical trials, including, but not limited to, the potential advantages of our products, and platform technology; the rate and degree of market acceptance and clinical utility of our products; our estimates regarding the potential market opportunity for our products; reliance on third parties to develop and commercialize our products; the ability of us and our partners to timely develop, implement and maintain manufacturing, commercialization and marketing capabilities and strategies for our products; intellectual property risks; changes in legal, regulatory, legislative and geopolitical environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products and product candidates; our competitive position; and our ability to raise additional funds to maintain our business operations and to make payments on our debt obligations as and when necessary.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Eyenovia does not undertake any obligation to update any forward-looking statements.

Eyenovia Investor Contact:
Eric Ribner
LifeSci Advisors, LLC
eric@lifesciadvisors.com
(646) 751-4363